EXHIBIT 99.1
WESTLAKE CHEMICAL PARTNERS LP

Contact—(713) 585-2900
Investors—Steve Bender
Media—L. Benjamin Ederington

Westlake Chemical Partners LP Announces Third Quarter 2025 Results
•Renewed Ethylene Sales Agreement through 2027 at existing terms
•Declared quarterly distribution of $0.4714 per unit; 45th consecutive quarterly distribution
HOUSTON--(BUSINESS WIRE)--Westlake Chemical Partners LP (NYSE: WLKP) (the "Partnership") today reported net income attributable to the Partnership in the third quarter of 2025 of $14.7 million, or $0.42 per limited partner unit, which was below third quarter 2024 net income of $18.1 million. Cash flows from operating activities in the third quarter of 2025 were $105.2 million, a decrease of $20.9 million compared to third quarter 2024 cash flows from operating activities of $126.1 million. For the three months ended September 30, 2025, MLP distributable cash flow was $14.9 million, a decrease of $3.0 million compared to third quarter 2024 MLP distributable cash flow of $17.9 million. The decrease in MLP distributable cash flow and associated trailing twelve-month coverage ratio was primarily due to higher maintenance capital expenditures.
Third quarter 2025 net income attributable to the Partnership of $14.7 million was in line with net income attributable to the Partnership of $14.6 million in the second quarter of 2025. Third quarter 2025 cash flows from operating activities of $105.2 million increased by $96.1 million compared to second quarter 2025 cash flows from operating activities of $9.1 million due to a significant decline in cash payments related to the Petro 1 turnaround, which was completed in the second quarter of 2025. Third quarter 2025 MLP distributable cash flow of $14.9 million was in line with second quarter 2025 MLP distributable cash flow of $15.0 million.
"During the third quarter of 2025, OpCo's assets ran well and production returned to nameplate capacity levels following the completion of the planned Petro 1 turnaround in the first half of the year. While spot ethylene prices declined throughout the third quarter, there was minimal impact on the Partnership's cash flows due to the Ethylene Sales Agreement with Westlake that provides a predictable, fee-based cash flow structure with take-or-pay protections for 95% of OpCo's production," said Jean-Marc Gilson, President and Chief Executive Officer. "Given its importance to the stability and predictability of the Partnership's cash flows, we were pleased that OpCo renewed the Ethylene Sales Agreement with Westlake earlier this week with no changes to the contract's terms or conditions. We look forward to continuing our mutually-beneficial relationship with Westlake for years to come."
On October 28, 2025, the Partnership announced that the Board of Directors of Westlake Chemical Partners GP LLC had approved a quarterly distribution for the third quarter of 2025 of $0.4714 per common unit to be payable on November 26, 2025 to unitholders of record as of November 10, 2025, representing the 45th consecutive quarterly distribution to our unitholders. MLP distributable cash flow provided trailing twelve-month coverage that was 0.75x the declared distributions for the third quarter of 2025, which was below the trailing twelve-month coverage ratio of 0.79x at the end of the second quarter of 2025 due to the timing of maintenance capital expenditures. Since our IPO in July of 2014 our cumulative coverage ratio is approximately 1.05x.
OpCo's Ethylene Sales Agreement with Westlake is designed to provide for stable and predictable cash flows. The agreement provides that 95% of OpCo's ethylene production is sold to Westlake for a cash margin of $0.10 per pound, net of operating costs, maintenance capital expenditures and reserves for future turnaround expenditures.
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The statements in this release and the related teleconference relating to matters that are not historical facts, such as those with respect to the results of future turnarounds, our expectations regarding the amount and timing of future capital expenditures, the ability to deliver value, returns, predictable cash flows and distributions to unitholders, our relationship with Westlake and the benefits of the ethylene sales agreement with Westlake, are forward-looking statements. These forward-looking statements are subject to significant risks and uncertainties. Actual results could differ materially, based on factors including, but not limited to, pandemic infectious diseases and the response thereto; operating disruptions, including delays in turnaround activities; the volume of ethylene that we are able to sell; the price at which we are able to sell ethylene; changes in the price and availability of feedstocks; changes in prevailing economic conditions; actions and commitments of Westlake, including the renewal or renegotiation of, or determinations made pursuant to, our contractual arrangements with Westlake; actions of third parties; inclement or hazardous weather conditions, including flooding, and the physical impacts of climate change; environmental hazards; changes in laws and regulations (or the interpretation thereof); inability to acquire or maintain necessary permits; inability to obtain necessary production equipment or replacement parts; technical difficulties or failures; labor disputes; difficulty collecting receivables; inability of our customers to take delivery; fires, explosions or other industrial accidents; our ability to borrow funds and access capital markets; and other factors. For more detailed information about the factors that could cause actual results to differ materially, please refer to the Partnership's Annual Report on Form 10-K for the year ended December 31, 2024, which was filed with the SEC in March 2025, and the Partnership's Quarterly Report on Form 10-Q for the quarter ended June 30, 2025, which was filed with the SEC in August 2025.
This release is intended to be a qualified notice under Treasury Regulation Section 1.1446-4(b). Brokers and nominees should treat one hundred percent (100.0%) of the Partnership's distributions to non-U.S. investors as being attributable to income that is effectively connected with a United States trade or business. Accordingly, the Partnership's distributions to non-U.S. investors are subject to federal income tax withholding at the highest applicable effective tax rate.

Use of Non-GAAP Financial Measures
This release makes reference to certain "non-GAAP" financial measures, such as MLP distributable cash flow, coverage ratio and EBITDA. For this purpose, a non-GAAP financial measure is generally defined by the Securities and Exchange Commission ("SEC") as a numerical measure of a registrant's historical or future financial performance, financial position or cash flows that (1) excludes amounts, or is subject to adjustments that have the effect of excluding amounts, that are included in the most directly comparable measure calculated and presented in accordance with U.S. generally accepted accounting principles ("U.S. GAAP") in the statement of operations, balance sheet or statement of cash flows (or equivalent statements) of the registrant; or (2) includes amounts, or is subject to adjustments that have the effect of including amounts, that are excluded from the most directly comparable measure so calculated and presented. We report our financial results in accordance with U.S. GAAP, but believe that certain non-GAAP financial measures, such as MLP distributable cash flow, coverage ratio and EBITDA, provide useful supplemental information to investors regarding the underlying business trends and performance of our ongoing operations and are useful for period-over-period comparisons of such operations. These non-GAAP financial measures should be considered as a supplement to, and not as a substitute for, or superior to, the financial measures prepared in accordance with U.S. GAAP. We define MLP distributable cash flow as distributable cash flow less distributable cash flow attributable to Westlake Corporation's noncontrolling interest in OpCo and distributions attributable to the incentive distribution rights holder. MLP distributable cash flow does not reflect changes in working capital balances. We define EBITDA as net income before interest expense, income taxes, depreciation and amortization. MLP distributable cash flow, coverage ratio and EBITDA are non-GAAP supplemental financial measures that management and external users of our consolidated financial statements, such as industry analysts, investors, lenders and rating agencies, may use to assess our operating performance as compared to other publicly traded partnerships, our ability to incur and service debt and fund capital expenditures and the viability of acquisitions and other capital expenditure projects and the returns on investment of various investment opportunities. Reconciliations of MLP distributable cash flow to net income and to net cash provided by operating activities and of EBITDA to net income, income from operations and net cash provided by operating activities can be found in the financial schedules at the end of this press release.

Westlake Chemical Partners LP
Westlake Chemical Partners is a limited partnership formed by Westlake Corporation to operate, acquire and develop ethylene production facilities and other qualified assets. Headquartered in Houston, the Partnership owns a 22.8% interest in Westlake Chemical OpCo LP. Westlake Chemical OpCo LP's assets consist of three ethylene production facilities in Calvert City, Kentucky, and Lake Charles, Louisiana, and an ethylene pipeline. For more information about Westlake Chemical Partners LP, please visit http://www.wlkpartners.com.

Westlake Chemical Partners LP Conference Call Information:
A conference call to discuss Westlake Chemical Partners' third quarter 2025 results will be held Thursday, October 30th 2025 at 1:00 PM Eastern Time (12:00 PM Central Time). To access the conference call, please register at: https://register-conf.media-server.com/register/BI18a27e98796e4538920bcc251d12d94a. A dial-in will be provided upon registration.
The conference call will also be available via webcast at: https://edge.media-server.com/mmc/p/zo2bvgiu and the earnings release can be obtained via the Partnership web page at: https://investors.wlkpartners.com/corporate-profile/default.aspx.

WESTLAKE CHEMICAL PARTNERS LP ("WESTLAKE PARTNERS")
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024

	(In thousands of dollars, except per unit data)
Revenue
Net sales—Westlake Corporation ("Westlake")	$276,539	$215,799	$736,396	$690,535
Net co-products, ethylene and other sales—third parties	32,359	61,196	107,250	155,301
Total net sales	308,898	276,995	843,646	845,836
Cost of sales	209,475	160,052	592,610	525,481
Gross profit	99,423	116,943	251,036	320,355
Selling, general and administrative expenses	7,444	7,254	21,218	21,936
Income from operations	91,979	109,689	229,818	298,419
Other income (expense)
Interest expense—Westlake	(5,947)	(6,698)	(17,391)	(19,930)
Other income, net	224	1,325	2,245	3,916
Income before income taxes	86,256	104,316	214,672	282,405
Provision for income taxes	42	216	354	633
Net income	86,214	104,100	214,318	281,772
Less: Net income attributable to noncontrolling interest in Westlake Chemical OpCo LP ("OpCo")	71,561	85,964	180,159	234,376
Net income attributable to Westlake Partners	$14,653	$18,136	$34,159	$47,396

Net income per limited partner unit attributable to Westlake Partners (basic and diluted)
Common units	$0.42	$0.51	$0.97	$1.35

Distributions declared per unit	$0.4714	$0.4714	$1.4142	$1.4142

MLP distributable cash flow	$14,886	$17,879	$34,607	$51,906

Distributions declared
Limited partner units—publicly and privately held	$9,958	$9,954	$29,867	$29,855
Limited partner units—Westlake	6,657	6,657	19,971	19,971
Total distributions declared	$16,615	$16,611	$49,838	$49,826
EBITDA	$126,075	$139,126	$325,487	$386,756

WESTLAKE CHEMICAL PARTNERS LP
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)

	September 30, 2025	December 31, 2024

	(In thousands of dollars)
ASSETS
Current assets
Cash and cash equivalents	$37,936	$58,316
Receivable under the Investment Management Agreement—Westlake	13,396	134,557
Accounts receivable, net—Westlake	59,665	31,975
Accounts receivable, net—third parties	16,141	11,576
Inventories	3,078	4,058
Prepaid expenses and other current assets	641	444
Total current assets	130,857	240,926
Property, plant and equipment, net	902,813	903,588
Other assets, net	237,943	143,442
Total assets	$1,271,613	$1,287,956

LIABILITIES AND EQUITY
Current liabilities (accounts payable and accrued and other liabilities)	$55,126	$55,372
Long-term debt payable to Westlake	399,674	399,674
Other liabilities	3,502	3,596
Total liabilities	458,302	458,642
Common unitholders—publicly and privately held	462,093	471,328
Common unitholder—Westlake	41,091	47,373
General partner—Westlake	(242,572)	(242,572)
Total Westlake Partners partners' capital	260,612	276,129
Noncontrolling interest in OpCo	552,699	553,185
Total equity	813,311	829,314
Total liabilities and equity	$1,271,613	$1,287,956
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WESTLAKE CHEMICAL PARTNERS LP
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Nine Months Ended September 30,
	2025	2024

	(In thousands of dollars)
Cash flows from operating activities
Net income	$214,318	$281,772
Adjustments to reconcile net income to net cash provided by operating activities
Depreciation and amortization	93,424	84,421
Net loss on disposition and other	2,371	2,227
Other balance sheet changes	(150,023)	(15,888)
Net cash provided by operating activities	160,090	352,532
Cash flows from investing activities
Additions to property, plant and equipment	(69,988)	(35,497)
Investments with Westlake under the Investment Management Agreement	—	(15,000)
Maturities of investments with Westlake under the Investment Management Agreement	120,000	—
Net cash provided by (used for) investing activities	50,012	(50,497)
Cash flows from financing activities
Proceeds from debt payable to Westlake	135,000	163,000
Repayment of debt payable to Westlake	(135,000)	(163,000)
Distributions to noncontrolling interest retained in OpCo by Westlake	(180,645)	(250,622)
Distributions to unitholders	(49,837)	(49,824)
Net cash used for financing activities	(230,482)	(300,446)
Net increase (decrease) in cash and cash equivalents	(20,380)	1,589
Cash and cash equivalents at beginning of period	58,316	58,619
Cash and cash equivalents at end of period	$37,936	$60,208

WESTLAKE CHEMICAL PARTNERS LP
RECONCILIATION OF MLP DISTRIBUTABLE CASH FLOW TO NET INCOME
AND NET CASH PROVIDED BY OPERATING ACTIVITIES
(Unaudited)

	Three Months Ended June 30,	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2025	2024	2025	2024

	(In thousands of dollars)
Net cash provided by operating activities	$9,071	$105,238	$126,071	$160,090	$352,532
Changes in operating assets and liabilities and other	76,724	(19,024)	(21,971)	54,228	(70,760)
Net income	85,795	86,214	104,100	214,318	281,772
Add:
Depreciation, amortization and disposition of property, plant and equipment	32,872	35,660	28,528	95,703	86,662
Less:
Contribution to turnaround reserves	(10,396)	(10,486)	(11,903)	(28,504)	(32,051)
Maintenance capital expenditures	(20,506)	(24,150)	(17,753)	(65,233)	(34,808)
Distributable cash flow attributable to noncontrolling interest in OpCo	(72,758)	(72,352)	(85,093)	(181,677)	(249,669)
MLP distributable cash flow	$15,007	$14,886	$17,879	$34,607	$51,906

WESTLAKE CHEMICAL PARTNERS LP
RECONCILIATION OF EBITDA TO NET INCOME, INCOME FROM OPERATIONS AND NET CASH
PROVIDED BY OPERATING ACTIVITIES
(Unaudited)

	Three Months Ended June 30,	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2025	2024	2025	2024

	(In thousands of dollars)
Net cash provided by operating activities	$9,071	$105,238	$126,071	$160,090	$352,532
Changes in operating assets and liabilities and other	76,724	(19,024)	(21,971)	54,228	(70,760)
Net income	85,795	86,214	104,100	214,318	281,772
Less:
Other income, net	675	224	1,325	2,245	3,916
Interest expense—Westlake	(5,907)	(5,947)	(6,698)	(17,391)	(19,930)
Provision for income taxes	(205)	(42)	(216)	(354)	(633)
Income from operations	91,232	91,979	109,689	229,818	298,419
Add:
Depreciation and amortization	32,484	33,872	28,112	93,424	84,421
Other income, net	675	224	1,325	2,245	3,916
EBITDA	$124,391	$126,075	$139,126	$325,487	$386,756